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EXHIBIT 99.1                                              Jason Korstange
                                                          (612) 745-2755
                                                          Ann Storberg
                                                          (612) 745-2758
                                                          www.tcfbank.com

                                                          FOR IMMEDIATE RELEASE





                     TCF ANNOUNCES STOCK REPURCHASE PROGRAM

         MINNEAPOLIS, March 8, 2000 - TCF Financial Corporation (TCF) (NYSE:TCB) announced today that its Board of Directors has authorized a new program for the company to acquire up to 5 percent of TCF common stock, or approximately 4.1 million shares. The shares will be acquired from time to time, depending upon market conditions, through open market or privately negotiated transactions.

         TCF has completed its current 5 percent stock repurchase program, authorized by the Board of Directors in December 1998. TCF has approximately
81.4 million common shares outstanding.

         TCF is a $10.7 billion national bank holding company with banking offices in Minnesota, Illinois, Michigan, Wisconsin, and Colorado. Other TCF affiliates provide leasing, mortgage banking, and annuity and mutual fund sales.

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